UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2013

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 North Haskell Avenue, Suite 3400, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 303-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On May 1, 2013, the Board of Directors of The WhiteWave Foods Company (the "Company") approved a reduction in the voting rights of the Company's Class B common stock that will become effective upon the distribution by Dean Foods Company ("Dean Foods") of 47,686,000 shares of the Company's Class A common stock and 67,914,000 shares of the Company's Class B common stock to Dean Foods stockholders on May 23, 2013 (the "Distribution"). Dean Foods has consented to the reduction in the voting rights of the Company's Class B common stock. Currently, each share of the Company's Class B common stock is entitled to ten votes with respect to all matters submitted to a vote of the Company's stockholders. Upon the Distribution, each share of the Company's Class B common stock will be entitled to ten votes with respect to the election and removal of directors and one vote with respect to all other matters submitted to a vote of the Company’s stockholders.

Item 8.01 Other Events.

On May 1, 2013, the Company issued a press release announcing the decision of its Board of Directors to reduce the voting rights of the Company's Class B common stock, as described under Item 3.03 above. The Company's press release is attached as Exhibit 99 to this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

May 2, 2013	By:	Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release issued on May 1, 2013.